EXHIBIT 3.1

                          SECOND AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                         MEDICAL SCIENCE SYSTEMS, INC.

            1. Medical Science Systems, Inc., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts these Second Amended and Restated Articles of Incorporation, which accurately copy the Articles of Incorporation of the Corporation, as amended through, and in effect on, the date hereof, as further amended by these Second Amended and Restated Articles of Incorporation as hereinafter set forth, and contain no other change in any provisions thereof.

            2. The Articles of Incorporation, as amended, of the Corporation are amended by these Second Amended and Restated Articles of Incorporation as follows:

            The amendments made by these Second Amended and Restated Articles of Incorporation (the "Amendments") alter or change Articles ONE and FOUR of the Restated Articles of Incorporation. The full text of each provision altered is as set forth in Section 5 hereof.

            The Amendments (a) change the name of the Corporation to Interleukin Genetics, Inc. and (b) increase the number of authorized shares of Common Stock of the Corporation from 10,000,000 shares to 50,000,000 shares.

            3. The Amendments have been effected in conformity with the provisions of the Texas Business Corporation Act, and each such amendment made by the Second Amended and Restated Articles of Incorporation were duly adopted by all of the shareholders of the Corporation on the 20th day of August 1999.

            4. On that date there were 5,558,835 common shares of the Corporation outstanding, all of which were entitled to vote on the Amendments. A total of 4,467,796 shares of Common Stock were voted in favor of, and 6,520 shares voted against, the amendment to change the name of the Corporation to Interleukin Genetics, Inc. A total of 3,195,545 shares of Common Stock were voted in favor of, and 19,700 shares voted against, the amendment to increase the number of authorized shares of Common Stock of the Corporation from 10,000,000 shares to 50,000,000 shares.

            5. The Amended and Restated Articles of Incorporation of the Corporation filed with the Secretary of State of the State of Texas on October 9, 1996 are hereby superseded by the

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following Second Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof as amended hereby:

                          SECOND AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                         MEDICAL SCIENCE SYSTEMS, INC.

                                  ARTICLE ONE

            The name of the Corporation is Interleukin Genetics, Inc.

                                  ARTICLE TWO

            The period of its duration is perpetual.

                                 ARTICLE THREE

            The purpose or purposes for which the Corporation is organized is the transaction of all lawful business for which a corporation may be incorporated under the corporation laws of the State of Texas.

                                  ARTICLE FOUR

            The aggregate number of shares that the Corporation shall have the authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of common stock, no par value per share (the "Common Stock"), and 5,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"). The descriptions of the different classes of capital stock of the Corporation and the preferences, designations, relative rights, privileges and powers, and the restrictions, limitations and qualifications thereof, of said classes of stock are as follows:

                                   Division A

            The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights and preferences of which series may vary in any and all respects. The board of directors of the Corporation is hereby vested with the authority to establish series of Preferred Stock by fixing and determining all the preferences, limitations and relative rights of the shares of any

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series so established, to the extent not provided for in these Amended and
Restated Articles of Incorporation or any amendment hereto, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The authority of the board of directors with respect to each such series shall include, but not be limited to, determination of the following:

1.    the distinctive designation and number of shares of that series;

2. the rate of dividend (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

3. the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

4. whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

5. the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

6. the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

7. whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

8. the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

9. the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

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10.   any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

11. notwithstanding their failure to be included in (1) through (10) above, any other designations, preferences, limitations or relative rights of shares of that series.

Any of the designations, preferences, limitations or relative rights (including the voting rights) of any series of Preferred Stock may be dependent on facts ascertainable outside these Amended and Restated Articles of Incorporation.

            Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the preferences, limitations and relative rights of such series.

                                   Division B

1. DIVIDENDS. Dividends may be paid on the Common Stock out of any assets of the Corporation available for such dividends subject to the rights of all outstanding shares of capital stock ranking senior to the Common Stock in respect of dividends.

2. DISTRIBUTION OF ASSETS. In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of capital stock ranking senior to the Common Stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its shareholders.

3. VOTING RIGHTS. The holders of the Common Stock shall be entitled to one vote per share for all purposes upon which such holders are entitled to vote.

                                   Division C

1. NO PREEMPTIVE RIGHTS. No shareholder of the Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares of any class of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe to or acquire shares of any class now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such shareholder, and the board of directors may issue or authorize the issuance of shares of any class, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe to or acquire shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.


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2.    SHARE DIVIDENDS. Subject to any restrictions in favor of any series of
      Preferred Stock provided in the relative rights and preferences of such series, the Corporation may pay a share dividend in shares of any class or series of capital stock of the Corporation to the holders of shares of any class or series of capital stock of the Corporation.

3. NO CUMULATIVE VOTING. Cumulative voting for the election of directors is expressly prohibited as to all shares of any class or series.

                                  ARTICLE FIVE

            The Corporation shall not commence business until it has received for the issuance of its shares consideration of at least the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

            The address of the Corporation's registered office is 100 N.E. Loop 410, Suite 820, San Antonio, Texas 78216, and the name of its registered agent at such address is U. Spencer Allen.

                                 ARTICLE SEVEN

1. NUMBER AND TERMS OF DIRECTORS. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the Amended and Restated Bylaws of the Corporation; provided that the maximum number of directors shall be nine (9). The number of directors constituting the current board of directors is five (5), and the name and address of the persons who are to serve as directors until their successors are elected and qualified are:

                                Philip R. Reilly
                          100 N.E. Loop 410, Suite 820
                            San Antonio, Texas 78216

                               Kenneth S. Kornman
                          100 N.E. Loop 410, Suite 820
                            San Antonio, Texas 78216

                                Thomas A. Moore
                          100 N.E. Loop 410, Suite 820
                            San Antonio, Texas 78216

                              Edward M. Blair, Jr.
                          100 N.E. Loop 410, Suite 820
                            San Antonio, Texas 78216



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                                Gary L. Crocker
                          100 N.E. Loop 410, Suite 820
                            San Antonio, Texas 78216

2. REMOVAL OF DIRECTORS. No director of the Corporation shall be removed from such office by vote or other action of the shareholders of the Corporation or otherwise, except by the affirmative vote of holders of at least a majority of the then outstanding Voting Stock (as defined below), voting together as a single class. The term "Voting Stock" shall mean all outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation, considered as one class; and, if the Corporation shall have shares of Voting Stock entitled to more or less than one vote for any such share, each reference in the Amended and Restated Articles of Incorporation to a proportion or percentage of Voting Stock shall be calculated by reference to the portion or percentage of votes entitled to be cast by holders of such shares generally in the election of directors of the Corporation. Prior to the first date (the "Public Status Date") on which the Corporation has outstanding a class of equity securities registered under the Securities Exchange Act of 1934, as may be amended from time to time (the "Exchange Act"), any such removal of a director of the Corporation may be with or without cause. On and after the Public Status Date, no director of the Corporation shall be removed from such office by vote or other action of the shareholders of the Corporation or otherwise, except for cause, which shall be deemed to exist only if: (i) such director has been convicted, or such director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction (and such conviction is no longer subject to direct appeal); (ii) such director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board (as defined below) at any regular or special meeting of the board of directors called for such purpose to have been grossly negligent or guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to perform as a director of tile Corporation; (iv) such director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board at any regular or special meeting of the board of directors called for such purpose to have breached such director's duty of loyalty to the Corporation or its shareholders or to have engaged in any transaction with the Corporation from which such director derived an improper personal benefit; or (v) "cause" for removal otherwise exists under Article 2.32.A. of the Texas Business Corporation Act (the "TBCA"). No director of the Corporation so removed may be nominated, re-elected or reinstated as a director of the Corporation so long as the cause for removal continues to exist. The term "Whole Board" shall mean the total number of authorized directors of tile Corporation whether or not there exist any vacancies in previously authorized directorships. This paragraph shall be subject to the rights, if any, of holders of any class or series of stock to elect directors and remove directors elected by them.

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                                 ARTICLE EIGHT

            No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for: (1) a breach of a director's duty of loyalty to the Corporation or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of that director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
(3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute.

            If the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act ("TBCA") is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any amendment, repeal or modification of this Article EIGHT shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification.

                                  ARTICLE NINE

            On and after the Public Status Date, the vote of shareholders required for approval of (1) any plan of merger, consolidation, or exchange for which the TBCA requires a shareholder vote, (2) any disposition of assets for which the TBCA requires a shareholder vote, (3) any dissolution of the corporation for which the TBCA requires a shareholder vote, and (4) any amendment of the Restated Articles of Incorporation of the Corporation for which the TBCA requires a shareholder vote, shall be (in lieu of any greater vote required by the TBCA) the affirmative vote of the holders of a majority of the outstanding Voting Stock entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding Voting Stock otherwise entitled to vote thereon.

                                  ARTICLE TEN

            Special meetings of shareholders may be called by the Corporation's chairman of the board, the president or the board of directors. Subject to the provisions of the Corporation's Amended and Restated Bylaws governing special meetings, holders of not less than 50% of the outstanding shares of stock entitled to vote at the proposed special meeting may also call a special

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meeting of shareholders by furnishing the Corporation with a written request which states the purpose or purposes of the proposed meeting in the manner set forth in the Amended and Restated Bylaws.

                                 ARTICLE ELEVEN

            Prior to the Public Status Date, any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

              EXECUTED AND EFFECTIVE this 20th day of August 1999.


                                  MEDICAL SCIENCE SYSTEMS, INC.


                                  By:
                                       U. Spencer Allen,
                                       Chief Financial Officer,
                                       Treasurer and Secretary


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                         MEDICAL SCIENCE SYSTEMS, INC.

                                  CERTIFICATE

                        Providing for the Elimination of
                            Series A Preferred Stock
                        Pursuant to Article 2.13 of the
                         Texas Business Corporation Act

      Medical Science Systems, Inc., a Texas corporation (the "Company"), certifies that pursuant to the authority contained in Article Four of its Articles of Incorporation, and in accordance with the provisions of Article 2.13 of the Texas Business Corporation Act (the "TBCA"), its Board of Directors has adopted, by the unanimous written consent of directors dated August 20, 1999, the following resolutions eliminating Series A Preferred Stock, all in accordance with the provisions of Article 2.13 of the TBCA:

            WHEREAS, pursuant to the Statement Establishing Relative Rights and Preferences of Preferred Stock, all shares of Series A Preferred Stock have been converted into shares of Common Stock;

            WHEREAS, no shares of Series A Preferred Stock are outstanding and none will be issued; and

            NOW, THEREFORE BE IT RESOLVED, that pursuant to Article Four of the Company's Articles of Incorporation and Article 2.13 of the TBCA, the series of shares of preferred stock designated Series A Preferred Stock is hereby eliminated;

            RESOLVED, all references in the Company's Articles of Incorporation to Series A Preferred Stock are hereby eliminated; and

            RESOLVED, that a Certificate be executed by the Chief Financial Officer of the Company, which shall have the effect when filed with the Secretary of State of the State of Texas of eliminating Series A Preferred Stock and eliminating all references to Series A Preferred Stock from the Company's Articles of Incorporation.

      The above resolutions were duly adopted by all necessary action on the part of the Company.

                            [signature on next page]

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      IN WITNESS WHEREOF, MEDICAL SCIENCE SYSTEMS, INC. has caused this certificate to be duly executed this 20th day of August, 1999.


                                   MEDICAL SCIENCE SYSTEMS, INC.


                                   By
                                        U. Spencer Allen
                                        Chief Financial Officer, Treasurer and
                                        Secretary